EXHIBIT 99.1

Contacts:	Thomas C. Wilder
Micro Therapeutics, Inc.
949/837-3700

Rob Whetstone/Robert Jaffe
PondelWilkinson Inc.
310/279-5963

MICRO THERAPEUTICS REPORTS 44% INCREASE IN NET SALES

FOR 2005 SECOND QUARTER; COMPANY RAISES

SALES GUIDANCE FOR 2005

– Joint Conference Call with ev3 Inc. Scheduled for Today at 5:00 p.m. EDT

(2:00 p.m. PDT); Simultaneous Webcast at www.1mti.com –

Irvine, Calif. – August 2, 2005 – Micro Therapeutics, Inc. (MTI) (NASDAQ:MTIX), an endovascular medical device company focused on neurovascular disease and disorders, today reported financial results for its fiscal second quarter ended July 3, 2005.

As reported on July 6, 2005, net sales in the 2005 second quarter increased 44% to $13.1 million versus net sales of $9.1 million in the second quarter of 2004, and increased 15% compared with net sales of $11.4 million in the first quarter of 2005. Contributing to net sales growth in the most recent quarter were the company’s neuro embolic products, net sales of which increased by 32% to $4.2 million, and neuro access and delivery products, net sales of which increased 58% to $8.1 million. Geographically, second quarter net sales increased by 42% to $4.3 million in the United States, and international net sales increased by 44% to $8.8 million. ev3 Inc. (NASDAQ: EVVV), MTI’s majority stockholder, distributes MTI’s products internationally. For the six months ended July 3, 2005, net sales totaled $24.5 million, an increase of 47% compared with net sales during the first six months of 2004.

“MTI’s increase in net sales was driven primarily by our expanding portfolio of neurovascular products and global distribution capabilities,” said Tom Wilder, MTI President and Chief Executive Officer. “Coupled with the recent regulatory approval of Onyx for the treatment of brain AVMs in the United States and regulatory clearance of our new Nexus embolic coil family in the United States and Europe, we believe that we have entered the second half of the year with substantial sales momentum.”

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Micro Therapeutics, Inc.

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Gross margin in the second quarter grew to 68%, up from 61% in the year-ago second quarter. For the first six months of 2005, gross margin increased to 66% compared with 58% in the first six months of 2004. In addition to an improved gross margin, operating expenses were under tight control, increasing only 2% and 4% for the second quarter and first six months of 2005, respectively, in each case versus the comparable year-ago periods.

For the second quarter of 2005, operating loss significantly narrowed to $2.7 million, reducing by more than half the operating loss in the year-ago second quarter. For the first six months of 2005, operating loss was $6.3 million versus $11.9 million in the first six months of 2004.

Net loss for the 2005 second quarter was $2.2 million, or $0.05 per share, compared with a net loss of $4.1 million, or $0.10 per share, in the second quarter of 2004. Net loss for the first six months of 2005 was $2.2 million, or $0.05 per share, compared with a net loss of $16.5 million, or $0.41 per share, in the first six months of 2004. Weighted average shares outstanding for the 2005 and 2004 second quarters were 48.4 million and 41.4 million, respectively.

The financial results for the first six months of 2005 include a first quarter gain from the receipt of $3.7 million as a result of the sale of certain assets of Genyx Medical, a company in which MTI held an equity interest, to C.R. Bard, and a second quarter gain of $878,000 from the release to MTI of previously escrowed funds related to the sale of Enteric Medical Technologies, a company in which MTI held an equity interest. The financial results for the first half of 2004 include a first quarter 2004 $6.2 million non-cash charge related to the value ascribed to the conversion feature of the $17.0 million of notes exchanged for shares of MTI’s common stock in January 2004 and a second quarter 2004 gain of $1.7 million related to the receipt of previously escrowed funds from the sale of Enteric Medical Technologies.

As of July 3, 2005, MTI’s cash and cash equivalents totaled $5.5 million.

Outlook

MTI raised its financial guidance regarding net sales, forecasting third quarter 2005 net sales in the range of $12.0 to $13.0 million and total year 2005 net sales in the range of $51.0 to $54.0 million. MTI also indicated that it expects to further narrow its operating losses in the second half of 2005 compared with operating losses in the second half of 2004.

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Micro Therapeutics, Inc.

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About Micro Therapeutics, Inc.

Micro Therapeutics develops, manufactures and markets minimally invasive medical devices for the diagnosis and treatment of vascular disease. The company is focused on catheter-based, or endovascular, technologies for the minimally invasive treatment of neurovascular disorders of the brain associated with stroke. MTI’s products include: the Tetris® and NXT® lines of embolic coils; the Onyx® liquid embolic; and a range of access and delivery products that include micro delivery catheters, balloon catheters, and guidewires.

Conference Call Information and Forward-Looking Statements

The company will host a conference call today with its majority stockholder ev3 Inc. for interested parties beginning at 5:00 p.m. EDT (2:00 p.m. PDT) to review the results of operations for the second quarter of 2005 and other recent events. Discussions during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s net sales, margins, operating expenses, distribution arrangements, clinical studies, regulatory status, and financial position, and comments the company may make about its future in response to questions from participants on the conference call. Any interested party may listen to the conference call through a live audio Internet broadcast at www.1mti.com. For those unable to listen to the live broadcast, a playback of the webcast will be available at www.1mti.com for approximately one year.

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties relate, but are not limited, to, in no particular order: product demand and market acceptance, the impact of competitive products and pricing, and success of clinical testing. More detailed information on these and additional factors which could affect Micro Therapeutics, Inc.’s operating and financial results are described in the company’s Forms 10-Q, 10-KSB, and other reports, filed or to be filed with the Securities and Exchange Commission. Micro Therapeutics, Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, Micro Therapeutics, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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FINANCIAL TABLES FOLLOW

MICRO THERAPEUTICS, INC.

Consolidated Statements of Operations

For the Three and Six Months Ended July 3, 2005 and July 4, 2004

(unaudited)

	For the three months ended		For the six months ended
	July 3, 2005	July 4, 2004	July 3, 2005	July 4, 2004
Net sales	$13,074,000	$9,102,000	$24,459,000	$16,676,000
Cost of Sales	4,157,000	3,593,000	8,217,000	6,981,000

Gross Profit	8,917,000	5,509,000	16,242,000	9,695,000
Operating expenses
Research & development, Clinical & Regulatory	3,758,000	3,517,000	7,295,000	7,355,000
Sales, general and administrative	7,819,000	7,519,000	15,259,000	14,008,000
Distributor termination	—	269,000	—	269,000

Total operating expenses	11,577,000	11,305,000	22,554,000	21,632,000
Loss from operations	(2,660,000)	(5,796,000)	(6,312,000)	(11,937,000)
Other income (expense)
Amortization of conversion feature of notes	—	—	—	(6,190,000)
Gain on sale of investment	878,000	1,728,000	4,611,000	1,728,000
Other, net	(405,000)	(55,000)	(546,000)	(64,000)

Total other income (expense)	473,000	1,673,000	4,065,000	(4,526,000)
Loss before income taxes	(2,187,000)	(4,123,000)	(2,247,000)	16,463,000)
Income tax expense	—	—	2,000	2,000

Net loss	$(2,187,000)	$(4,123,000)	$(2,249,000)	$16,465,000)

Per share information
Net loss available to common stockholders	$(2,187,000)	$(4,123,000)	$(2,249,000)	$(16,465,000)
Net loss per share (basic and diluted)	$(0.05)	$(0.10)	$(0.05)	$(0.41)
Weighted average common shares outstanding	48,432,000	41,433,000	48,429,000	40,448,000

MICRO THERAPEUTICS, INC.

Consolidated Balance Sheets

July 3, 2005 and December 31, 2004

	July 3, 2005	December 31, 2004
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$5,488,000	$11,647,000
Accounts receivable, net of allowance	8,542,000	7,712,000
Receivable from ev3 Endovascular	2,459,000	2,419,000
Inventories, net	6,571,000	6,365,000
Prepaid expenses and other assets	1,228,000	633,000

Total current assets	24,288,000	28,776,000
Property and equipment, net	2,889,000	2,139,000
Intangible assets, net	6,681,000	7,893,000
Goodwill	20,982,000	20,982,000
Other assets	351,000	1,245,000

Total assets	$55,191,000	$61,035,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,076,000	$924,000
Accrued salaries and benefits	2,146,000	1,972,000
Accrued liabilities	2,479,000	3,105,000
Accrued facility consolidation costs	689,000	1,296,000
Payable to sellers of Dendron GmbH	—	3,750,000
Deferred revenue and other liabilities	2,490,000	1,993,000

Total current liabilities	8,880,000	13,040,000
Stockholders’ equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no share issued or outstanding	—	—
Common stock, $0.001 par value; 70,000,000 shares authorized; 48,425,000 issued and outstanding at December 31, 2004 and 48,500,000 shares issued and outstanding at July 3, 2005	49,000	48,000
Additional paid in capital	194,800,000	194,551,000
Accumulated deficit	(148,463,000)	(146,214,000)
Accumulated other comprehensive loss	(75,000)	(390,000)

Total stockholders’ equity	46,311,000	47,995,000

Total liabilities and stockholders’ equity	$55,191,000	$61,035,000

MICRO THERAPEUTICS, INC.

Consolidated Statements of Cash Flows

For the Six Months Ended July 3, 2005 and July 4, 2004

(unaudited)

	For the six months ended
	July 3, 2005	July 4, 2004
Cash flows from operating activities:
Net loss	$(2,249,000)	$(16,465,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of exchange feature of notes payable	—	6,190,000
Non-cash interest expense	—	98,000
Abandonment of patents	179,000	—
Depreciation and amortization	1,787,000	1,648,000
Gain on sale of investment	(4,611,000)	(1,728,000)
Gain on sale of fixed assets	(7,000)	—
Non-cash compensation	23,000	162,000
Provision for doubtful accounts	206,000	231,000
Provision for inventory obsolescence	328,000	289,000
Change in operating assets and liabilities:
Accounts receivable	(1,020,000)	(1,266,000)
Receivable from ev3	(40,000)	(284,000)
Inventories	(534,000)	(1,993,000)
Prepaid expenses and other current assets	(612,000)	26,000
Accounts payable	152,000	(619,000)
Accrued salaries and benefits	174,000	(300,000)
Accrued liabilities	(626,000)	(224,000)
Deferred revenue and other liabilities	(110,000)	1,181,000

Net cash used in operating activities	(6,960,000)	(13,054,000)
Cash flow from investing activities:
Proceeds from sale of investment	4,611,000	1,728,000
Proceeds from sale of fixed assets	7,000	—
Acquisition of Dendron GmbH	(3,750,000)	(3,750,000)
Additions to property and equipment	(1,229,000)	(701,000)
Additions to patents and licenses	(275,000)	(185,000)
Proceeds from conversion of formerly restricted certificates of deposit	880,000	—
Change in other assets	15,000	—

Net cash (used in) provided by investing activities	259,000	(2,908,000)
Cash flow from financing activities:
Proceeds from issuance of common stock under employee stock purchase plan	213,000	178,000
Proceeds from exercise of stock options	14,000	9,000
Proceeds from issuance of notes payable	—	21,008,000
Costs from issuance of notes payable and exchange of notes for common stock	—	(774,000)

Net cash provided by financing activities	227,000	20,421,000
Effect of exchange rate changes on cash	315,000	(9,000)

Net increase (decrease) in cash and cash equivalents	(6,159,000)	4,450,000
Cash and cash equivalents, beginning of year	11,647,000	16,551,000

Cash and cash equivalents, end of period	$5,488,000	$21,001,000

Cash paid for income taxes	$—	$2,000
Supplemental disclosure of non-cash items:
Exchange of notes payable and related accrued interest for issuance of common stock	$—	$11,000,000

MICRO THERAPEUTICS, INC.

Net Sales by Product Lines and Geographic Markets

(unaudited)

	For the three months ended		For the six months ended
	July 3, 2005	July 4, 2004	July 3, 2005	July 4, 2004
Product Line
Embolic products	$4,176,000	$3,152,000	$8,094,000	$5,386,000
Neuro access and delivery products	8,091,000	5,135,000	14,823,000	9,752,000
Peripheral blood clot therapy and other products	807,000	815,000	1,542,000	1,538,000

Total net sales	$3,074,000	$9,102,000	$24,459,000	$16,676,000

Geographic Markets
United States	$4,263,000	$3,000,000	$8,447,000	$5,698,000
International	8,811,000	6,102,000	16,012,000	10,978,000

Total net sales	$13,074,000	$9,102,000	$24,459,000	$16,676,000